As filed with the Securities and Exchange Commission on February 24, 2020.

Registration No. 333-228457

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
Form F-3
Registration Statement
UNDER
THE SECURITIES ACT OF 1933

COSTAMARE INC.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Republic of the Marshall Islands	N/A
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 rue du Gabian
MC 98000 Monaco
+377 93 25 09 40
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

With copies to:

D. Scott Bennett, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: Not Applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3/A (Registration No. 333-228457) filed by Costamare Inc. (the “Registrant”) with the Securities and Exchange Commission on December 19, 2018 (the “Registration Statement”) registering 7,600,000 shares of common stock for resale by the selling shareholders named therein. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the offering and remove from registration the 7,600,000 shares of common stock that have not been sold pursuant to the prospectus contained in the Registration Statement.

In accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which had been registered but remain unsold at the termination of the offering, the Registrant hereby removes from registration the 7,600,000 shares of common stock of the Registrant which have been registered for issuance under the Registration Statement but remain unsold. The Registration Statement is hereby amended to reflect the termination of the offering and the removal from registration of the 7,600,000 shares of common stock.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on February 24, 2020.

COSTAMARE INC.

By:	/s/ Anastassios Gabrielides
	Name:	Anastassios Gabrielides
	Title:	General Counsel And Secretary